Exhibit 99.1
First Quarter FY2011 Earnings Presentation Webcast February 17, 2011 1

Don WeinbergerInvestor Relations 2

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Agenda Business UpdateKey FinancialsBusiness OutlookQuestions & Answers 4

Zachary ParkerPresident/CEO 5

Business Update

New Strategically-Aligned Leadership

TEAMSTAFF, INC.


Z. Parker

President, CEO and Board Director, TeamStaff Inc. [2/10]
Has installed new management team for TSTF government services focus
Developed and orchestrating new Long Range Strategic Plan (LRSP)
25 years successful leadership profitably growing government services businesses
Prior organizations: Northrop Grumman, Litton PRC, VT Group, VSE Corp


J. Armstrong

Executive Vice President for Business Development, TeamStaff Inc. [12/10]
Implementing TSTF "Accelerated Growth" initiative for FY2011 and LRSP
A recognized leader in growing Healthcare and Logistics business with government
US Army Colonel (retired) Medical Services Corps served both US and abroad
Prior organizations: Lockheed Martin, Eagle Group, United States Army Medical


J. Kahn

Chief Financial Officer, TeamStaff Inc. [9/10]
Transitioning and enhancing financial planning, tracking and reporting systems
Over 20 years of finance experience including publically traded companies
Experience includes CFO roles, cash management, and bank & investor relations
Prior organizations: Arthur Andersen, Financial Asset Mgmt Systems, BAE systems


K. Wilson

President, TeamStaff Government Solutions Inc. (TSGS)
Turned around operational performance & client satisfaction within TSGS
Implemented several programs and structure staff to improve efficiencies
Over 15 years experience in government services both US and abroad
Prior organizations: SAIC, Varek, Tracer Research Corporation

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> Strategic Plan Selected Elements 7 Leverage "Outstanding Performance " track record in existing core business areasRefine, enhance and integrate unique technology and process "Differentiators""Focus" on adjacent market segments (new clients) within government services sectorFocus on primarily on profitable "Organic Growth" in strategic market segmentsMust create stronger contract backlog and robust New business pipeline Est. Today Targeted Near-term Targeted Long-term

Measures of Excellence TeamStaff Government Solutions delivers High Value performance Contractor Performance Assessment Report (CPAR) Customer Earns Industry-widePerformance Recognition 8

Delivering on Performance

TEAMSTAFF, INC.

TeamStaff provides a suite of services and solutions offerings that plan for, implement and controls the storage and flow of goods, services and information for government agencies. Our tools and processes are key enablers for enhanced productivity & quality.



Logistics & Technical Services

- Exceeding 6 Sigma Standards
- Achieving Significant Cost Savings
- Existing Proven SOPs (ISO Planned)



Healthcare Solutions Delivery

- Saving & Healing Warfighters and Veterans
- Dramatically Reduced Cycle Times for Pharmaceuticals
- Specialized Practitioner Resource Allocation Tool



Contingency Ops /Staff Augmentation

- Industry-Leading In-house Recruiting Team
- State-of-the-art Recruiting Tools
- 24/7 Call Center & IT Systems

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Changing Business Portfolio 10 (CHART)

Positioned for Growth 11 Note: Figures shown exclude any subsequently discontinued operations.

John KahnCFO 12

FY2011 Q1 Earnings Release 13

Liquidity The Company believes it can access sufficient liquidity to support operations for the next twelve months from the date of this presentation through the following:Cash and cash equivalents Line of creditCommitments for debt/equityOperating cash flowContested liabilitiesCost reduction programs and initiatives 14

Zachary ParkerPresident/CEO 15

Business Outlook Targeted DoD and other agency budgets remain strong though some headwindsGovernment "in-sourcing" on declineBuilt robust "qualified" pipeline in logistics and healthcareMajor re-competes this calendar year 16

Questions & Answers 17